Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating Revenues:
Electric	$2,722	$2,563	$6,270	$6,223
Natural gas	160	136	880	794
Total operating revenues	2,882	2,699	7,150	7,017
Operating Expenses:
Fuel and purchased power	809	768	1,749	2,064
Natural gas purchased for resale	28	25	238	233
Other operations and maintenance	535	502	1,547	1,447
Depreciation and amortization	436	415	1,254	1,168
Taxes other than income taxes	174	164	471	439
Total operating expenses	1,982	1,874	5,259	5,351
Operating Income	900	825	1,891	1,666
Other Income, Net	112	76	320	257
Interest Charges	216	208	629	570
Income Before Income Taxes	796	693	1,582	1,353
Income Taxes	119	52	231	145
Net Income	677	641	1,351	1,208
Less: Net Income Attributable to Noncontrolling Interests	1	1	4	4
Net Income Attributable to Ameren Common Shareholders	$676	$640	$1,347	$1,204

Earnings per Common Share - Basic	$2.44	$2.37	$4.87	$4.46

Earnings per Common Share – Diluted	$2.42	$2.35	$4.83	$4.43

Weighted-average Common Shares Outstanding – Basic	276.8	270.4	276.7	270.2
Weighted-average Common Shares Outstanding – Diluted	278.9	272.2	278.7	271.7

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$40	$13
Accounts receivable - trade (less allowance for doubtful accounts)	853	665
Unbilled revenue	511	415
Miscellaneous accounts receivable	238	107
Inventories	873	774
Current regulatory assets	275	387
Other current assets	329	210
Total current assets	3,119	2,571
Property, Plant, and Equipment, Net	42,239	39,313
Investments and Other Assets:
Nuclear decommissioning trust fund	1,638	1,526
Goodwill	411	411
Regulatory assets	2,964	2,524
Pension and other postretirement benefits	1,000	977
Other assets	1,396	1,154
Total investments and other assets	7,409	6,592
TOTAL ASSETS	$52,767	$48,476
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$1,574	$973
Short-term debt	496	643
Accounts and wages payable	976	1,254
Taxes accrued	235	66
Interest accrued	199	229
Customer deposits	244	238
Other current liabilities	469	504
Total current liabilities	4,193	3,907
Long-term Debt, Net	20,443	18,214
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	5,646	5,181
Regulatory liabilities	6,606	6,255
Asset retirement obligations	863	849
Other deferred credits and liabilities	680	540
Total deferred credits and other liabilities	13,795	12,825
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	8,149	8,106
Retained earnings	6,017	5,292
Accumulated other comprehensive income	38	—
Total shareholders’ equity	14,207	13,401
Noncontrolling Interests	129	129
Total equity	14,336	13,530
TOTAL LIABILITIES AND EQUITY	$52,767	$48,476

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2026	2025
Cash Flows From Operating Activities:
Net income	$1,351	$1,208
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,277	1,199
Amortization of nuclear fuel	63	39
Amortization of debt issuance costs and premium/discounts	15	14
Deferred income taxes and tax credits, net	281	255
Allowance for equity funds used during construction	(104)	(60)
Stock-based compensation costs	24	21
Other	(7)	29
Changes in assets and liabilities	(707)	(308)
Net cash provided by operating activities	2,193	2,397
Cash Flows From Investing Activities:
Capital expenditures	(4,089)	(3,118)
Nuclear fuel expenditures	(26)	(20)
Purchases of securities – nuclear decommissioning trust fund	(513)	(373)
Sales and maturities of securities – nuclear decommissioning trust fund	488	348
Other	(14)	51
Net cash used in investing activities	(4,154)	(3,112)
Cash Flows From Financing Activities:
Dividends on common stock	(622)	(576)
Dividends paid to noncontrolling interest holders	(4)	(4)
Short-term debt, net	(147)	(239)
Maturities and extinguishment of long-term debt	(378)	(324)
Issuances of long-term debt	3,234	1,960
Issuances of common stock	31	35
Employee payroll taxes related to stock-based compensation	(14)	(13)
Debt issuance costs	(34)	(17)
Net cash provided by financing activities	2,066	822
Net change in cash, cash equivalents, and restricted cash	105	107
Cash, cash equivalents, and restricted cash at beginning of year(a)	420	328
Cash, cash equivalents, and restricted cash at end of period(b)	$525	$435
(a)Includes $13 million of cash and cash equivalents and $407 million of restricted cash as of December 31, 2025.
(a)Includes $40 million of cash and cash equivalents and $485 million of restricted cash as of September 30, 2026.